Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 297, Florida Trust 113, New Jersey Trust 155 and New York Trust 205:

We consent to the use of our report dated March 6, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

New York, New York
March 6, 2002